ATTACHMENT 1

To Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES THROUGH APRIL 30, 2010.




FUND                                                       RATE
----                                                      -------
                (Average Net Assets in Millions (M) for Funds with Breakpoints)


                                                 ALL ASSETS

AZL BlackRock Capital Appreciation Fund............0.75%


                                   FIRST $200M               THEREAFTER

AZL BlackRock Growth Fund.............0.70%....................0.65%


                                   FIRST $100M               THEREAFTER

AZL Davis NY Venture Fund  ............0.75%....................0.70%

                                                ALL ASSETS

AZL Dreyfus Founders Equity Growth Fund..........0.70%

AZL First Trust Target Double Play Fund..........0.45%


                                   FIRST $100M              THEREAFTER

AZL Jennison 20/20 Fund................0.75%...................0.70%

                                              ALL ASSETS

AZL JPMorgan U.S. Equity Fund.....................0.75%

AZL Oppenheimer Global Fund.......................0.80%

AZL Schroder Emerging Markets Equity Fund.........0.95%

AZL TargetPLUS Equity Fund........................0.45%


                                   FIRST $100M     NEXT $400M    THEREAFTER

AZL Van Kampen Comstock Fund...........0.75%..........0.70%.........0.65%


                                   FIRST $100M    NEXT $100M     THEREAFTER

AZL Van Kampen Equity and Income Fund..0.70%.........0.675%..........0.65%

AZL Van Kampen Global Franchise Fund...0.95%.........0.90%...........0.85%


                                   FIRST $100M                 THEREAFTER

AZL Van Kampen Growth and Income Fund...0.675%.....................0.65%

AZL Van Kampen Mid Cap Growth Fund.....0.80%........................0.75%


                    Allianz Variable Insurance Products Trust

                         By:  /s/ Jeffrey Kletti
                         Name:  Jeffrey Kletti
                         Title:  President


                    Allianz Investment Management LLC

                         By:   /s/ Brian Muench
                         Name:    Brian Muench
                         Title:   Vice President


                                                            Updated: 01/26/2009